Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (NYSE Alternext US: RVR)

Contact: Address: Phone:	Mark R. Ruh President & Chief Operating Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (317) 806-2166 x 6468	Martin J. Szumski Chief Financial Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (858) 759-6057

February 18, 2009

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR 2008

•	Net Income for the Fourth Quarter of 2008 Totaled $0.8 million
•	Net Operating Income for 2008 Totaled $7.5 million
•	Book Value per Share $23.89

Indianapolis, Indiana . . . White River Capital, Inc. (NYSE Alternext US: RVR) (“White River”) today announced net income for the fourth quarter 2008 was $0.8 million, or $0.21 per diluted share, compared to fourth quarter 2007 net income of $1.6 million, or $0.42 per diluted share. The net income results for the fourth quarter of 2008 are due to the following:

o	$1.4 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary,
o	$0.5 million of earnings from operations contributed by the Union Acceptance Company LLC (“UAC”) subsidiary,
o	$0.7 million of operating and transaction expenses at the holding company, and an income tax expense of $0.4 million.

ANNUAL RESULTS

Net operating income for 2008 was $7.5 million, or $1.93 per diluted share, compared to 2007 net income of $11.8 million, or $2.99 per diluted share (net income and net operating income in 2007 were identical values). The net operating income results for 2008 are due to the following:

o	$7.2 million of earnings from operations contributed by the Coastal Credit subsidiary,
o	$8.2 million of earnings from operations contributed by the UAC subsidiary,
o	$3.6 million of operating and transaction expenses at the holding company, and an income tax expense of $4.4 million.
The 2008 net operating income does not include a previously reported pre-tax, non-cash write-off of $34.5 million White River recorded for the impairment of goodwill during the third quarter. When this item is included, the net loss for 2008 was $14.4 million, or $3.71 per diluted share.

Mark Ruh, President and Chief Operating Officer, stated, "White River had a good fourth quarter and overall a good year given the continuing difficult economic environment. The performance of both of our subsidiary companies was excellent in such an environment, but we are mindful that continued economic weakness lies ahead in 2009.”

Mr. Ruh continued, “On a seasonally adjusted basis, delinquency and charge-off trends were solid for the Coastal Credit portfolio. Coastal Credit’s net charge offs increased during the fourth quarter and 30+ day delinquency increased to 4.5% at December 31, 2008 compared to 4.4% at September 30, 2008. Coastal Credit’s allowance for loan losses to total loans was 7.45% at December 31, 2008 compared to 7.23% at September 30, 2008.”

Martin Szumski, Chief Financial Officer, commented, "White River now has equity of $96.1 million with no intangible assets. This equity value translates into a book value per share of $23.89. On December 31, 2008, UAC portfolio receivables were only $1.1 million. While the UAC subsidiary was a significant contributor to earnings in 2008, we expect its earnings contribution to be immaterial in 2009 due to the small amount of remaining receivables. The UAC portfolio continues to liquidate as expected and net portfolio recoveries have continued for twenty-three straight months.”

PROVISION FOR ESTIMATED CREDIT LOSSES

The consolidated provision for estimated credit losses was $2.7 million compared to $3.3 million for the quarters ended December 31, 2008 and 2007, respectively.

The following table documents the quarterly provision, allowance for loan losses and net charge offs at Coastal Credit for 2008 and 2007:

Quarter	Provision (in millions)	Allowance for Loan Losses as a Percent of Finance Receivables	Net Charge-offs as a Percent of Finance Receivables (annualized for 1st, 2nd and 3rd quarters)
4th 2008	$2.8	7.45%	7.69%
3rd 2008	$2.3	7.23%	7.10%
2nd 2008	$1.9	7.02%	6.75%
1st 2008	$1.6	7.02%	6.64%
4th 2007	$3.2	7.04%	7.45%
3rd 2007	$2.0	6.28%	6.27%
2nd 2007	$1.7	5.84%	6.15%
1st 2007	$1.4	5.79%	5.86%

This provision for estimated credit losses at Coastal Credit reflects management’s assessment of the reserves necessary for the current credit environment.

The recovery at UAC for the fourth quarter of 2008 was $110,000 compared to a provision for the fourth quarter of 2007 of $58,000. This change in provision expense reflects the shrinking UAC portfolio and the reduction in reserves necessary during the portfolio liquidation.

CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit and UAC portfolios:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	December 31,
	2008		2007
	$	%	$	%

Finance receivables - gross balance	$104,599		$101,948

Delinquencies:
30-59 days	$1,452	1.4%	$1,564	1.5%
60-89 days	1,269	1.2%	1,002	1.0%
90+ days	1,943	1.9%	1,626	1.6%
Total delinquencies	$4,664	4.5%	$4,192	4.1%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Years Ended December 31,
	2008	2007

Balance at beginning of period	$6,810	$5,694
Charge-offs, net of recoveries	(7,806)	(7,213)
Provision for estimated credit losses	8,556	8,329

Balance at the end of the period	$7,560	$6,810

Net charge-offs	$7,806	$7,213
Finance receivables, net of unearned finance charges	$101,523	$96,784

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	7.45%	7.04%

Net charge-offs as a percent of finance receivables, net of unearned finance charges	7.69%	7.45%

Allowance for loan losses as a percent of net charge-offs	96.9%	94.5%

Union Acceptance Company LLC
Delinquency Rates - Finance Receivables
(in thousands except percentages)

	December 31,
	2008		2007
	$	%	$	%

Finance receivables principal balance	$1,103		$12,572

Delinquencies:
30-59 days	$195	17.7%	$1,179	9.4%
60-89 days	76	6.9%	467	3.7%
90+ days	22	2.0%	149	1.2%
Total delinquencies	$293	26.6%	$1,795	14.3%

Union Acceptance Company LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Years Ended December 31,
	2008	2007

Balance at the beginning of period	$222	$1,617
Charge-offs	(707)	(2,671)
Recoveries	1,445	3,362
Recovery for estimated credit losses	(953)	(2,086)

Balance at the end of the period	$7	$222

Net recoveries	$(738)	$(691)
Finance receivables	$1,103	$12,572

Allowance for loan losses as a percent of finance receivables	0.63%	1.77%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 21 states – Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Louisiana, Maryland, Mississippi, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia and Washington – through its 18 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $101.5 million at December 31, 2008.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of $1.1 million in non-prime auto receivables, as of December 31, 2008.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2007,
o	its Proxy Statement on Schedule 14A dated April 10, 2008, and
o	its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

ASSETS	December 31, 2008	December 31, 2007

Cash and cash equivalents	$6,403	$3,785
Finance receivables—net	84,187	90,725
Goodwill	-	34,536
Deferred tax assets—net	46,946	36,031
Other assets	1,292	1,488

TOTAL	$138,828	$166,565

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Line of credit	$40,500	$50,000
Accrued interest	165	351
Creditor notes payable	128	1,324
Other payables and accrued expenses	1,949	2,093

Total liabilities	42,742	53,768

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized 3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized 20,000,000 shares; 4,022,853 and 3,843,087 issued and outstanding at December 31, 2008 and December 31, 2007, respectively	182,462	179,976
Warrants, none outstanding at December 31, 2008 and 150,000 outstanding at December 31, 2007	-	534
Accumulated other comprehensive income, net of taxes	210	4,437
Accumulated deficit	(86,586)	(72,150)

Total shareholders’ equity	96,086	112,797

TOTAL	$138,828	$166,565

WHITE RIVER CAPITAL, INC.
Book Value per Share, Tangible Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)

	December 31,
	2008	2007

Total shareholders’ equity	$96,086	$112,797
Less goodwill	-	(34,536)
Tangible book value	$96,086	$78,261

Shares outstanding	4,022,853	3,843,087

Book value per share	$23.89	$29.35
Tangible book value per share	$23.89	$20.36

Assets	$138,828	$166,565
Tangible assets	$138,828	$132,029

Equity/ assets	69.2%	67.7%
Tangible equity/ tangible assets	69.2%	59.3%

WHITE RIVER CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Quarters Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
INTEREST:
Interest on receivables	$7,536	$8,029	$30,858	$32,258
Accretion and other interest	435	2,926	6,697	15,609

Total interest income	7,971	10,955	37,555	47,867

Interest expense	(633)	(1,169)	(2,720)	(6,114)

Net interest margin	7,338	9,786	34,835	41,753

Provision for estimated credit losses	(2,695)	(3,263)	(7,603)	(6,243)

Net interest margin after provision for estimated credit losses	4,643	6,523	27,232	35,510

OTHER REVENUES (EXPENSES):
Salaries and benefits	(1,889)	(1,982)	(8,543)	(8,261)
Third party servicing expense	(27)	(92)	(264)	(545)
Other operating expenses	(1,470)	(1,570)	(6,424)	(5,601)
Bankruptcy costs	-	-	-	(6)
Charge to Master Trust—net	-	(62)	-	(2,093)
Change in fair market valuation of creditor notes payable	40	(1)	(11)	(395)
Gain from deficiency account sale	4	-	162	22
Other expense	(73)	(151)	(290)	(54)

Total other revenues (expenses)	(3,415)	(3,858)	(15,370)	(16,933)

Goodwill Impairment	-	-	(34,536)	-

INCOME (LOSS) BEFORE INCOME TAXES	1,228	2,665	(22,674)	18,577

INCOME TAX BENEFIT (EXPENSE)	(411)	(1,029)	8,239	(6,779)

NET INCOME (LOSS)	$817	$1,636	$(14,435)	$11,798

NET INCOME (LOSS) PER COMMON SHARE (BASIC)	$0.21	$0.43	$(3.71)	$3.07

NET INCOME (LOSS) PER COMMON SHARE (DILUTED)	$0.21	$0.42	$(3.71)	$2.99

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,939,701	3,842,557	3,887,093	3,840,663

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,954,502	3,940,991	3,887,093	3,947,642

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